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                      CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and
Shareholders of Pharmos Corporation


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 29, 1996 appearing in Pharmos Corporation's Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/PRICE WATERHOUSE LLP
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PRICE WATERHOUSE LLP
New York, New York
December 18, 1996